SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                              Biora AB (publ)
           (Exact Name of Registrant as Specified in Its Charter)

Kingdom of Sweden                                           N/A
(State or Other Jurisdiction of                             (IRS Employer
Incorporation or Organization)                              Identification No.)

               Medeon Science Park - SE-205 12 Malmo, Sweden
                  (Address of Principal Executive Offices)

                Biora Inc. 2000 Incentive and Non-Statutory
                             Stock Option Plan
                          (Full Title of the Plan)

                              C T Corporation
                   111 Eighth Avenue, New York, NY 10011
                  (Name and Address of Agent For Service)
                               (212) 894-8940
       (Telephone Number, Including Area Code, of Agent For Service)


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                                     CALCULATION OF REGISTRATION FEE
                                     -------------------------------

    Title Of Each                                  Proposed               Proposed
       Class Of                                     Maximum                Maximum
      Securities              Amount               Offering               Aggregate             Amount Of
   To Be Registered      To Be Registered            Price                Offering            Registration
                                                   Per Unit                 Price                  Fee
   Ordinary Shares            55,000                USD 1.44             USD 79,200             USD 20.91
---------------------- --------------------- ---------------------  --------------------- ---------------------

         In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the price at which the Stock Options may be exercised, translated from Swedish kronor
(SEK) to United States dollars (USD) using the June 4, 2001 Noon Buying Rate of the Federal Reserve Bank of New York of USD 1 = SEK 10.9225

         The exhibit index is located on page 4.



         TABLE OF CONTENTS

                                                              Page


Introduction                                                        3

Part I   Information Required in the Section 10(a) Prospectus       3

Item 1.  Plan Information                                           3

Item 2.  Registrant Information                                     3

Part II  Information Required in the Registration Statement         3

Item 3.  Incorporation of Documents by Reference                    3

Item 4.  Description of Securities                                  4

Item 5.  Interests of Named Experts and Counsel                     4

Item 6.  Indemnification of Directors and Officers                  4

Item 7.  Exemption From Registration Claimed                        4

Item 8.  Exhibits                                                   4

Item 9.  Undertakings                                               5

SIGNATURES                                                          6



Introduction

         Biora publishes its financial statements expressed in Swedish kronor ("SEK"). In this Registration Statement references to SEK are to the lawful currency of Sweden and references to "USD" or "U.S. dollar" are to the lawful currency of the United States. Unless otherwise stated, any translations of SEK into USD in this Registration Statement have been made at the noon buying rate in New York City for cable transfers in SEK, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") in effect on June 4, 2001, which was USD 1 = SEK
10.9225. Although the Swedish krona is a convertible currency and Sweden currently has no or limited foreign exchange restrictions; no representation is made that SEK have been, could have been or could be converted into USD at rates indicated or at any other rate.


                                   PART I
                        INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS


Item 1.           Plan Information

         The required information is supplied directly to Plan participants.

Item 2.           Registrant Information

         The required information is supplied directly to Plan participants.


                                  PART II
                        INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The following documents are incorporated by reference into this form S-8 registration statement:

-        The Registrant's Form 20-F for the year ended December 31, 1999.
- All other reports filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934 since the end of the year 1999.
- The description of the Registrant's Ordinary Shares included in the Registrant's registration statement on Form F-1 filed in February, 1997 with the Securities and Exchange Commission, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and be part hereof from the date of filing of such document.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Directors and Officers

         Biora AB holds one or more insurance policies which under certain circumstances provide its Board of Directors and executive officers with insurance coverage against certain wrongful and alleged wrongful acts which may be made by such directors and officers in their positions as such. Insurance may or may not cover claims made against an insured relating to
(1) registration statements, prospectuses and related documents and (2) employee benefit programs.

Item 7.           Exemption From Registration Claimed

         Not applicable.

Item 8.           Exhibits

Exhibit Index

         Exhibit numbers used below are taken from Item 601 of Regulation S-K from the SEC, which indicates which exhibits that may apply to certain forms.

(4.1)    Articles of Association of Biora AB (incorporated by reference)
(23.1)   Consent of auditors
(24)     Power of attorney (included on signature page)

Item 9.           Undertakings

Offerings on a Continuous or Delayed Basis

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification

       Insofar as indemnification to liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malmo, Sweden, on June 5, 2001.


                                               Biora
                      -------------------------------------------------------
                                           (Registrant)


                                       /s/Rickard Soderberg
                   By -------------------------------------------------------
                                       (Signature and Title)




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rickard Soderberg and Anders Agering or any of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


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
     /s/ Per Wahlstrom                           Chairman of the Board                             June 5, 2001


    /s/ Rickard Soderberg                  President, Chief Executive Officer                       June 5, 2001
                                                    and Board Member

      /s/ Svein Eskedal                               Board Member                                  June 5, 2001

    /s/ Tomas Hammargren                              Board Member                                  June 5, 2001

    /s/ Lars Hammarstrom                              Board Member                                  June 5, 2001

     /s/ Lars Ingelmark                               Board Member                                  June 5, 2001

      /s/ Per Lojdquist                               Board Member                                  June 5, 2001

       Christer Testen                                Board Member

     /s/ Anders Agering                          Chief Financial Officer                            June 5, 2001

-----------------------------    -------------------------------------------------------    -----------------------------
         (Signature)                                     (Title)                                       (Date)
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